                                                                   EXHIBIT 10.43

                    1399 MOFFETT PARK DRIVE, SUNNYVALE, CA
                      STANDARD NNN LEASE -- MULTI-TENANT

                                   WITNESSETH

This lease ("Lease") is entered into by and between Limar Realty Corp. #8, a California corporation ("Landlord") and Infoseek Corporation, a California corporation ("Tenant"). For and in consideration of the payment of rents and the performance of the covenants herein set forth by Tenant, Landlord does lease to Tenant and Tenant accepts the Premises described below subject to the agreements herein contained.

1.  BASIC LEASE TERMS
    a.    DATE OF LEASE:                 March 4, 1997

          TENANT:                        Infoseek Corporation, a California corporation

          Address (of the premises):     1399 Moffett Park Drive, Sunnyvale, CA 94086

          Address (for notices):         (Please provide if other than the Premises)

    b.    LANDLORD:                      Limar Realty Corp. #8

          Address (for notices):         1730 El Camino Real, Suite 400
                                         San Mateo, CA 94402

    c.    TENANT'S USE OF PREMISES:      Office and related research/development activities.

    d.    PREMISES AREA:                 1) Initial Premises: 47,888 Rentable Square Feet
                                            consisting of Building A and the First Floor of Building B.
                                         2) Must Take Premises: 13,500 Rentable Square Feet
                                            consisting of the Second Floor of Building B.

    e.    BUILDING:                      1399 Moffett Park Drive, Sunnyvale, CA  94086

    f.    INSURING PARTY:                Landlord is the "Insuring Party" unless otherwise stated herein.

    g.    TERM OR INITIAL TERM  (inclusive):        Commencement Date:       Approximately April 16, 1997 (See 129.)
                                                    Expiration Date:         October 15, 2002 ("Expiration Date")
                                                    Number of Months:        Approximately Sixty-six (66) Months

    h.    TENANT'S SHARE OF BUILDING:              61.77% (61.388 sq. ft/99,384 sq. ft.)

    i.    TENANT'S NUMBER OF PARKING SPACES:       4.2 Spaces per 1,000 Rentable Square Feet of Leased area.

    j.    INITIAL BASE RENT:             Initial Premises:               $69,437.60 per month.
                                         Must Take Premises:             $19,575.00 per month.

    k.    BASE RENT ADJUSTMENT:

          (a)    Cost of Living.  Intentionally deleted.

          (b)    Step Increase.  The step adjustment provisions of (P)4.b. apply for the periods shown below:


                                                                       MONTHLY BASE RENT AMOUNT
                                    PERIODS (INCLUSIVE)             (61,388 RENTABLE SQUARE FEET)
                                    -------------------             ----------------------------
                                     Month 13- Month 24                       $ 92,082.00
                                     Month 25- Month 36                       $ 95,151.40
                                     Month 37. Month 48                       $ 98,220.80
                                     Month 49. Month 60                       $101,290.20
                                  Month 61- Expiration Date                   $104,359.60

    i.    TOTAL TERM BASE RENT:   $6,217,791.60. (Assumes Total term is exactly 66 Months and the Must Take Premises commences with seventh Lease month.)

    m.    PREPAID BASE RENT:                       $69,437.60 in payment of the first months rent.

    n.    SECURITY DEPOSIT:                        445,063.00

    o.    BROKER(S):                               BT Commercial Real Estate (Landlord) & Bishop Hawk, Inc. (Tenant)

    p.    EXHIBITS:                                Exhibits lettered "A" through "E" are attached hereto and made a part hereof.

2. PREMISES, PARKING AND COMMON AREAS

   a. PREMISES. The Premises as described In (P)1. and Exhibit A, are a portion of a building herein sometimes referred to as the"Building" identified in (P)1. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Property" as described in (P)1. and Exhibit B. Landlord hereby leases to Tenant and Tenant leases from Landlord for the Term (as defined below), at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Terms, (P)1. as the "Premises", including rights to the Common Areas as hereinafter specified. Subject to any additional work Landlord has agreed herein to do, Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's Broker has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business. Tenant acknowledges that prior to the Commencement Date the square footage specified for the Premises in (P)1. may be revised as reasonably determined by Landlord pursuant to the final approval of the Preliminary Plan, in which case all amounts of Base Rent and Security Deposit shall be adjusted accordingly. Tenant will not thereafter challenge such determination and agreement. The rental payable by Tenant pursuant to this Lease is not subject to revision in the event of any discrepancy in the rentable square footage for the Premises. (See (P)29.)

   b. VEHICLE PARKING. So long as Tenant is not in default, and subject to the Rules and Regulations attached hereto as Exhibit C, and as established by Landlord from time to time, Tenant shall be entitled to use the number or parking spaces set forth in (P)1 on a non-reserved basis. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the Rules and Regulations then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be Immediately payable upon demand by Landlord.

   c. COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Property that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other tenants of the Property and their respective employees, suppliers, shippers, customers, and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

   d. COMMON AREAS - RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and Regulations attached hereto as Exhibit C with respect to the Property and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants, their agents, employees and invitees.

   e. BUILDING AND COMMON AREAS - CHANGES. Landlord shall have the right, in Landlord's sole discretion, from time to time:

              (1) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways;

              (2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

              (3) To designate other land and improvements outside the boundaries of the Property to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Property;

              (4)  To add improvements to the Common Areas;

              (5) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property or any portion thereof; and

              (6) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Property as Landlord may, in the exercise of sound business judgment deem to be appropriate.

   f. ACCEPTANCE. Landlord represents that it is the fee simple owner of the Premises and has full fight and authority to make this Lease,. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease.

3. TERM. The term ("Term") of this Lease is for the period that commences at 12:01 a.m. on the Commencement Date and expires at 11:59 p.m. on the Expiration Date. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be an abatement of Base Rent (as defined below) covering the period between the Commencement Date and the date when Landlord delivers possession to Tenant, all other terms and conditions of this Lease shall remain in full force and effect, provided, however, that If Landlord cannot deliver possession of the Premises to Tenant, this Lease shall be void. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the Term shall commence as of the Commencement Date, and there shall be no reduction of Base Rent between the Commencement Date and the time Tenant takes possession. (See (P)29.)

4. RENT

   a. BASE RENT. Tenant shall pay Landlord in lawful money of the United States, without notice, demand, offset or deduction, rent in the amount(s) set forth in (P)1. commencing upon the Commencement Date set forth in (P)3. payable in advance on the first day of each and every calendar month ("Base Rent") provided, however, the first month's Base Rent is due and payable upon execution of this Lease. Unless otherwise specified In writing by Landlord, all installments of Base Rent shall be payable at Limar Realty Corp. #8, Department #44292, P.O. Box 44000, San Francisco, California 94144-4294. Base Rent for any partial month at the beginning or end of this Lease will be prorated in accordance with the number of days in the subject month.

       For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Base Rent provided herein to the periods which correspond to the actual Base Rent payments as provided under the terms and conditions of this Agreement.

   b. STEP INCREASE. The Base Rent shall be increased periodically to the amounts and at the times set forth in (P)1. based upon the actual Commencement Date of the Lease. For example, if the actual Commencement Date is April 12,1997, then the $92,082.00 rental amount will be effective April 12, 1998.

   c. RENT WITHOUT OFFSET AND LATE CHARGE. All Rent shall be paid without prior demand or notice and without any deduction of offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Tenant acknowledges that late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefor, if any Rent is not received by Landlord within five (5) days of its due date, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will Incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest from the due date thereof at the lesser of ten percent (10%) per annum or the maximum legal Interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by cashier's check.

   d. RENT. The term "Rent" as used in this Lease shall refer to Base Rent, prepaid rent, Real Property Taxes, Operating Expenses, repairs and maintenance costs, insurance, utilities, late charges and other similar charges payable by Tenant pursuant to this Lease either directly to Landlord or otherwise.

5. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit ("Security Deposit") in the amount set forth in (P)1. with Landlord. If Tenant is in default, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to restore the Security Deposit to its full amount including any interest which would have been earned on the portion of the Security Deposit expended or applied by the Landlord, from the date of such expense or application. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee, and Landlord can commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant's Security Deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Security Deposit. Subject to the provisions of
     (P)30. below, each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the Base Rent as the initial Security Deposit bore to the initial Base Rent.

6. USE OF PREMISES

   a. TENANT'S USE. Tenant shall use the Premises solely for the purposes stated in (P)1. and for no other purposes without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises to the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at Its sole discretion, but with reasonable prior notice to Tenant, make such modifications, alterations, deletions or improvements to the Premises as Landlord may reasonably deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, statutes, ordinances, orders and governmental regulations affecting the Premises. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Premises. Tenant will not perform any act or carry on any practices that may injure the Premises. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that emits any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on or about the Premises.

   b. CC&R'S. Tenant agrees that this Lease is subject and subordinate to the Covenants, Conditions and Restrictions for the Moffett Industrial Park No.11, recorded May 5, 1980, as Recorders' Serial No.6721997 in the Official Records of Santa Clara County, California, a copy of which is attached hereto as Exhibit D, as they may be amended from time to time ("CC&R's"), and further agrees that the CC&R's are an integral part of this Lease. Throughout the Term or any extension thereof, notwithstanding any other provision hereof, Tenant shall faithfully and timely assume and perform all obligations of Landlord and/or Tenant under the CC&R's and any modifications or amendments thereto, including the payment of any periodic or special dues or assessments against the Premises. Such dues and assessments shall be included within the definition of Operating Expenses pursuant to (P)13.b.11), and Tenant shall pay such amounts as further set forth in (P)13. Tenant shall hold Landlord, its subsidiaries, directors, officers, agents and employees harmless and indemnify Landlord, its subsidiaries, directors, officers, agents and employees against any loss, expense and damage, including attorneys' fees and costs, arising out of the failure of Tenant to perform or comply with the CC&R's.

   c. RULES AND REGULATIONS. Tenant shall comply with and use the Premises In accordance with the Rules and Regulations attached hereto as Exhibit C and to any reasonable modifications to such Rules and Regulations as Landlord may adopt from time to time.

7. EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

   a.  EMISSIONS. Tenant shall not:

       1) Permit any vehicle on the Premises or in the Commons Areas to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

       2) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere or on, into or under the Premises, any building or other improvements of which the Premises are a part, or the ground or any body of water which matter, as reasonably determined by Landlord or any governmental entity, does or may pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or anywhere else, (b) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto including buildings, foundations, pipes, utility lines, landscaping or parking areas;

       3)  Produce, or permit to be produced, any intense glare, light or heat:

       4) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

       5) Create, or permit to be created, any vibration that is discernible outside the Premises; or

       6) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is or may be harmful or hazardous to any person or property in, or about the Premises, or anywhere else.

   b.  STORAGE AND USE.

       1) STORAGE. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (a) pollute or contaminate, the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises.

       2) USE. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on or about the Premises any solid, liquid or gaseous matter which is, or may become radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby and (b) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

       3) HAZARDOUS MATERIALS. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store, use, employ, transport and otherwise deal with all Hazardous Materials (as defined below) employed on or about the Premises in accordance with all federal, state, or local law, ordinances, rules or regulations applicable to Hazardous Materials in connection with or respect to the Premises.

   c.  DISPOSAL OF WASTE.

       1) REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

       2) SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) amounts in excess of the lesser of: (i) that reasonably contemplated by the uses permitted under this Lease or (ii) that permitted by any governmental entity. Landlord shall cause the sewage disposal system to be free of all obstructions as of the Commencement Date. During the Term hereof, Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

       3) DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises In such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere,
           (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

   d. INFORMATION. Tenant shall provide Landlord with any and all information regarding Hazardous Materials in the Premises, including copies of all filings and reports to governmental entities at the time they are originated, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Materials, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

   e. COMPLIANCE WITH LAW. Notwithstanding any other provision in this Lease to the contrary, Tenant shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this Lease, and in particular, relating to the storage, use and disposal of Hazardous Materials.

   f. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold Landlord, its agents, employees, lenders, directors, representatives, successors and assigns harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including but not limited to reasonable attorneys' fees) arising out of or relating to any Hazardous Materials employed, used, transported across, or otherwise dealt with by Tenant (or invitees, or persons or entities under the control of Tenant) in connection with or with respect to the Premises and the Property. Notwithstanding any other provision of this Lease, the indemnity obligation of Tenant pursuant to this (P)7.f. shall survive the termination of this Lease and shall relate to any occurrence as described in this (P)7.f. occurring in connection with this Lease. For purposes of this Lease the term "Hazardous Materials" shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule or regulation applicable to the Premises, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCB's), or radon gas, urea formaldehyde, asbestos or lead.

8.  SIGNS.

    a. Tenant shall not place any sign upon the Premises or the Property, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business provided such signs are in compliance with all applicable governmental requirements and the CC&R's. The installation of any sign on the PremIses or Property by or for Tenant shall be subject to the provisions of (P)12. (Repairs and Maintenance). Landlord reserves all rights to install signs advertising "for sale" or "for lease" on the Property, to the extent such signs do not unreasonably Interfere with the conduct of Tenant's business.

    b. Notwithstanding anything set forth in (P)8.a. above, Tenant shall be entitled to construct a "front-lit" monument sign on the common area of the Premises indicating the Tenant's company name or logo. Furthermore, Tenant shall be entitled to install two signs which may be either "front-lit" or "back-lit" on the exterior walls of the Premises indicating its company name or logo. The location, size, materials, design, etc. of any such sign shall be subject to Landlord's written approval.

        Notwithstanding anything set forth in this (P)8, all signage installed by Tenant on the Premises shall be in compliance with the Covenants, Conditions & Restrictions governing the Building.

9. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant owned leasehold improvements, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its leasehold Improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

10. REAL PROPERTY TAXES

    a. PAYMENT OF TAXES. Landlord shall pay the Building's Real Property Taxes, as defined in (P)10.c., during the Term of this Lease. Subject to 10.b., Tenant shall promptly reimburse Landlord according to (P)13. for Tenant's Share of Building of such Real Property Taxes paid by Landlord.

    b. ADVANCE PAYMENT. In order to ensure payment when due and before delinquency of any or all Real Property Taxes, Landlord reserves the right, at Landlord's option, to estimate the current Real Property Taxes applicable to the Premises, and to require each installment of the Real Property Taxes to be paid in advance to Landlord by Tenant, either: (i) in a lump sum amount, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Landlord elects to require payment monthly in advance the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent, would provide a fund large enough to fully discharge before delinquency the estimated installment of Real Property Taxes to be paid. When the actual amount of the applicable tax bill is known, Landlord may, but is not required to, adjust the amount of such equal monthly advance payment so as to provide the funds needed to pay the applicable Real Property Taxes before delinquency. If the amounts paid to Landlord by Tenant under the provisions of this (P)10. are insufficient to discharge the obligations of Tenant to pay such Real Property Taxes as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Landlord under this (P)10. may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a breach by Tenant in the performance of the obligations of Tenant under this Lease, then any balance of funds paid to Landlord under the provisions of this (P)10. may, at the option of Landlord, be treated as an additional Security Deposit under (P)5.

    c. DEFINITION OF "REAL PROPERTY TAXES". As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary; and any license fee, commercial rental tax, improvement bond or bonds, levy or tax or other fee, charge, or excise which may be imposed as a substitute for any of the foregoing (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Premises, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties hereto.

11. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises.

12. REPAIRS AND MAINTENANCE

    a. LANDLORD'S OBLIGATIONS. Landlord shall keep the Property, including the foundation, exterior walls, roof, all plumbing facilities leading up to (but not situated within) the Building and the common area of the Building, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair subject to reimbursement by Tenant in accordance with (P)13. There shall be no abatement of Rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Property or any part thereof.

    b.  TENANT'S OBLIGATIONS.

        1) GENERAL. Tenant shall, at Tenant's sole cost and expense and at all times, contract for janitorial services and supplies, keep the Premises in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as heating, air conditioning and ventilation ("HVAC"), subject to (P)34. below, plumbing facilities situated within the Premises electrical, lighting facilities, boilers, fired or unfired pressure vessels, fixtures, interior walls, ceilings, floors, windows, doors, plate glass, and skylights. Tenant shall not cause or permit any Hazardous Material to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense: take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous
             Materials and/or storage tank brought onto the Premises by or for Tenant or under its control. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

        2) CONTRACTS. Tenant shall, at Tenant's sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of heating, air conditioning and ventilation equipment, if any, located on the Premises. Tenant shall keep a detailed preventative maintenance schedule and log snowing the frequency of maintenance on all HVAC, mechanical, electrical and other systems of the Premises and provide Landlord with a copy of same quarterly. (See (P)34.)

        3) AS-IS CONDITION. The parties affirm that Landlord, its subsidiaries, officers, directors, agents and/or employees have made no representations to Tenant respecting the condition of the Premises except as specifically stated herein.

        4) AMERICANS WITH DISABILITIES ACT. Tenant acknowledges that as of the Commencement Date, the Premises may not comply with the Americans with Disabilities Act of 1990 ("ADA") Landlord shall be obligated to cause the Premises to so comply, except to the extent that any ADA issues are triggered by tenant improvements which are installed other than Landlord's Tenant Improvements as outlined in (P)28 hereof. Tenant acknowledges that Landlord will provide the existing elevator in the Premises in its "as is" condition and Tenant shall be responsible for any ADA compliance required by Tenant's use of the elevator for any purpose whatsoever. Tenant shall, at its cost, at any time during the Term as required by any applicable governmental agency having jurisdiction over the Premises, make such modifications and alterations to the Premises as may be required in order to fully comply with the provisions of the ADA, as from time to time amended, and any and all regulations issued pursuant to or in connection with the ADA in such a manner as to satisfy the applicable governmental agency or agencies requiring redemption. Tenant shall at least thirty (30) days prior to the commencement of any construction in connection with satisfaction of the ADA, give written notice to Landlord of its intended commencement of construction together with sufficient details so as to reasonably disclose to Landlord the nature of the proposed construction, copies of any notices received by Tenant from applicable governmental agencies in connection with the ADA and such other documents or information as Landlord may reasonably request. In any event, notwithstanding anything to the contrary contained in this Lease, prior to the termination of the Term, Tenant shall, at its cost, make such modifications and alterations to the Premises as may be required to comply fully with the ADA as from time to time amended and any and all regulations issued thereunder. Tenant shall give the Landlord thirty (30) days prior written notice as described above in connection with any such construction. Any and all construction required to so comply with the ADA shall be completed by Tenant prior to the expiration of the Term.

        5)   ELEVATOR. Notwithstanding anything to the contrary set forth in
             (P)12.b.4) above, the parties hereby acknowledge that the existing elevator in its present size and configuration ("Elevator") is not in compliance with the guidelines as set forth in the ADA. Landlord and Tenant agree to use their mutual best efforts to obtain the necessary City of Sunnyvale Building Official approval ("City Approval") for the continued use of the Elevator for the Premises. Should there be changes required to be made to the condition/configuration of the Elevator in order to obtain said City Approval, Landlord agrees to perform said required changes at its sole cost, providing such cost does not exceed $10,000.00. However, if the cost referred to in the preceding sentence exceeds said $10,000.00 sum, the Tenant shall bear the entire amount of said cost which exceeds said $10,000.00 amount.

             Should the City Approval not be obtained, Landlord shall have a new elevator installed to replace the Elevator in order to obtain City Approval, and Landlord and Tenant shall share the cost, including related permit, architectural and engineering fees, on a 50%/50% basis, provided, however, Landlord's obligation shall not exceed Seventeen Thousand Five Hundred Dollars ($17,500). Landlord further agrees to loan to Tenant Tenant's share of such cost, in which case Tenant shall repay Landlord via amortization payments over the Initial Term of the Lease with 10% Interest, payable monthly as additional Rent.

    c. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its own cost and expense, promptly and properly observe and comply with all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all governmental authorities (including but not limited to state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises. Tenant shall also comply with all such rules, laws, ordinances and requirements at the time Tenant makes any alteration, addition or change to the Premises.

    d.  MISCELLANEOUS.

        1) Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to their respective maintenance obligations as set forth herein.

        2) Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises and the Property in good order, condition and repair. Specifically, Tenant waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for Tenant tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs from Rent.

        3) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand.

        4) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required to make or is permitted to make by this Lease or by any tenant's lease or is required by law to make in or to any portion of the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

        5) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises' mechanical, electrical, plumbing, HVAC or other systems serving, located in or passing through the Premises. Upon request by Landlord, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord of service contracts on such systems.

        6) Upon the expiration or early termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense.

        7) Landlord may, at Landlord's option, choose to perform any of the Tenant's obligations In this (P)12. The cost of any such Tenant's obligations so performed by Landlord shall be at Tenant's sole cost and expense. Landlord agrees to make every reasonable effort to obtain commercially competitive prices for such work, excluding emergency work. Tenant shall reimburse Landlord for any such costs incurred by Landlord in the performance of such Tenant's obligations within ten (10) days of receipt of a billing from Landlord.

13. OPERATING EXPENSES

    a. PAYMENT BY TENANT. During the Term of this Lease, Tenant shall pay to Landlord, as additional Rent, on a monthly basis Tenant's Share of the Operating Expenses of the Property, except that until Rent has commenced on the Must Take Space in accordance with (P)29.b., Tenant's Share shall be limited to 48.18% (47,888 sq.ft./99,384 sq.ft.).

    b. OPERATING EXPENSES. The term "Operating Expenses" shall mean all expenses, costs and disbursements (not specifically excluded from the definition of Operating Expenses below) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair and operation of the Property or any portion thereof (including all Common Areas of the Property). Operating Expenses shall include, but not be limited to, the following:

        1) Wages and salaries of all employees engaged in the operation, maintenance and security of the Property, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services.

        2) All supplies and materials used in the operation, repair or maintenance of the Property.

        3) Cost of all utilities, including surcharges, for the Property, including the cost of water, power and lighting which are not separately billed to and paid for by Tenant.

        4) Cost of all maintenance and service agreements for the Property and the equipment thereon, including but not limited to, security services, exterior window cleaning, janitorial service, engineers, gardeners and trash removal services.

        5)   All Insurance Costs, as such term is defined in (P)16.

        6) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of Insurance or by Tenant or other third parties, and alterations attributable solely to the other tenants of the Property).

        7) A management fee for the property management of the Property which fee the parties hereto stipulate shall be three percent (3%) of Rent. Management of the Property can be contracted to Landlord or its affiliate.

        8) The costs of any additional services not provided to the Property at the Commencement Date but thereafter provided by Landlord in its management of the Property.

        9) The cost of any capital improvements made to the Property after the Commencement Date that reduce other operating expenses or are required under any governmental law or regulation, such cost thereof to be amortized over such reasonable period as Landlord shall determine consistent with applicable governmental requirements.

        10)  Real Property Taxes, as that term is defined in (P)10.

        11) Assessments, dues and other amounts payable pursuant to the CC&R's described in (P)6.b.

    c.  OPERATING EXPENSES SHALL NOT INCLUDE:

        1)   Costs paid for directly by Tenant;

        2) Principal and interest payments on loans secured by deeds of trust recorded against the Property or the Building of which the Property is a part;

        3)   Real estate sales or leasing brokerage commissions; or

        4) Executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the property manager of the Property.

    d. EXTRAORDINARY SERVICES. Tenant shall pay within ten (10) days of receipt of an invoice from Landlord the cost of additional or extraordinary services provided to Tenant and not paid or payable by Tenant pursuant to other provisions of this Lease.

    e. IMPOUND. Landlord reserves the right, at Landlord's option, to estimate the annual cost of Operating Expenses performed by Landlord ("Projected Operating Expenses) and to require same to be paid in advance. Tenant shall pay to Landlord, monthly in advance as additional Rent, one-twelfth (1/12) of the Projected Operating Expenses.

    f.  ADJUSTMENT.

        1) ACCOUNTING. Within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year or portion thereof of occupancy, Landlord shall provide Tenant a statement of such year's actual Operating Expenses showing the actual Operating Expenses compared to the Projected Operating Expenses. If the actual Operating Expenses are more than the Projected Operating Expenses then Tenant shall pay Landlord, within ten (10) days of receipt of a bill therefor, the difference. If the actual Operating Expenses are less than the Projected Operating Expenses, then Tenant shall receive a credit against future Operating Expenses payments equal to the difference; provided, that in the case of an overpayment for the final lease year of the Term, Landlord shall credit the difference against any sums due from Tenant to Landlord in accordance with the terms of this Lease; and if no sums are due and unpaid, shall promptly refund the amount to Tenant.

        2) PRORATION. Tenant's liability to pay Operating Expenses shall be prorated on the basis of a 365 (or 366, as the case may be) day year to account for any fractional portion of a year included at the commencement or expiration of the Term of this Lease.

        3) SURVIVAL. Landlord and Tenant's obligations to pay for or credit any increase or decrease in payments pursuant to this (P)13. shall survive this Lease.

    g. FAILURE TO PAY. Failure of Tenant to pay any of the charges required to be paid under this (P)13. shall constitute a material default and breach of this Lease and Landlord's remedies shall be as specified In (P)21.

    h. OPERATING EXPENSE AUDIT. Within twelve (12) months of receipt of any billing statement ("Statement"), and upon thirty (30) days prior written notice Tenant shall have the right to examine, to copy and to have an audit conducted of all books and records of Landlord at Landlord's office pertaining to the Operating Expenses for the period covered by the Statement. If Tenant disputes the inclusion or amount of any item or items in any such Statement, the Parties will use good faith efforts to settle such dispute within thirty (30) days after notice of the dispute. In the event that such dispute is not settled within this time period, the dispute shall be resolved by a firm of real estate audit professionals ("Audit Professionals") mutually acceptable to Landlord and Tenant. Audit Professionals shall mean for the purposes of this
        (P)13.h. an independent firm of Certified Public Accountants with experience in real estate expense reviews. If Landlord and Tenant cannot agree on Audit Professionals within fifteen (15) days, then Landlord and Tenant shall each, within fifteen (15) days, select one
        (1) independent firm of Audit Professionals, and such two (2) Audit Professionals shall together select a third firm of Audit
        Professionals, which third firm shall be the Audit Professionals who shall resolve the dispute. The Audit Professionals shall be entitled to review all records relating to the disputed items. The determination of the Audit Professionals shall be final and binding upon both Landlord and Tenant. The expenses of the Audit Professionals shall be borne by Tenant unless said audit discloses an overall overstatement of Operating Expenses of five percent (5%) or more for the period being audited, in which case Landlord shall pay the audit expenses. If the Audit Professionals determine that Tenant has made an over-payment or under-payment, then the procedures in (P)13.f.1) shall be followed.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises, or the Property without Landlord's prior written consent unless such alterations are non-structural and have a total aggregate cost of less than $3,000.00 per occurrence. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. All alterations made by Tenant, whether or not subject to the approval of Landlord, shall be performed by Tenant and its contractors in a first class workmanlike manner and permits and inspections shall be obtained from all required governmental entities. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within thirty (30) days before or thirty (30) days after expiration of the Term, elect to require Tenant to remove some or all of the alterations which Tenant may have made to the Premises, unless Landlord has previously agreed in writing that any one or more particular such improvements need not be removed at the end of the Term. If Landlord so elects, Tenant shall at its own cost restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within thirty (30) days after notice of its election is given, whichever is later. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics' liens which may result from construction by Tenant.

15. RELEASE AND INDEMNITY. As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, except for damages resulting from Landlord's gross negligence or willful misconduct, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages including attorneys' fees and costs arising out of any damage to any person or property occurring in, on or about the Premises or Tenant's use of the Premises or Tenant's breach of any term of this Lease.

16. INSURANCE

    a. PAYMENT FOR INSURANCE. Regardless of whether the Landlord or Tenant is the Insuring Party, Tenant shall pay for all insurance for the Premises required under this (P)16. ("Insurance Costs"). Premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term. Payment shall be made by Tenant to Landlord within ten (10) days following receipt of an invoice for any amount due.

    b.  LIABILITY INSURANCE.

        1) CARRIED BY TENANT. Whether or not Tenant is the Insuring Party, Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $3,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" endorsement and contain an "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire or other such forms as may be acceptable to Landlord. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's Indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. All insurance coverage required pursuant to this
             (P)16. which is to name Landlord as a named insured shall also name Landlord's subsidiaries, directors, agents, officers and employees as named insureds.

        2) Carried by Landlord. In the event Landlord is the Insuring Party, Landlord shall also maintain liability insurance as described in
             (P)18.b.1), In addition to and not in lieu of the Insurance required to be maintained by Tenant. In the event Tenant is the Insuring Party, Landlord shall in addition carry Landlord's Risk Coverage and insure the Premises on Landlord's umbrella policy. Tenant shall not be named as an additional insured therein under any insurance obtained by Landlord in accordance with this
             (P)16.b.2).

    c.  PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

        1) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the Term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount Is less than full replacement cost. Such policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation and inflation guard protection causing an increase in the annual property Insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, then Tenant shall be liable for such deductible amount. Even if Landlord is the Insuring Party, Tenant's personal property shall be insured by Tenant under
             (P)16.d. rather than by Landlord.

        2) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and Lender(s), insuring the loss of the full rental and other charges payable by Tenant to Landlord under this Lease for one (1) year (including all Real Property Taxes, Insurance Costs and any scheduled Rent Increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full years loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent, Real Property Taxes, insurance Costs and other expenses, if any, otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

        3) ADJACENT PREMISES. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, the Tenant shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.

        4) TENANT'S IMPROVEMENTS. If the Landlord is the Insuring Party, the Landlord shall not be required to insure Tenant's personal property and leasehold improvements unless the item in question has become the property of Landlord under the terms of this Lease. If Tenant is the Insuring Party, the policy carried by Tenant under this
             (P)16.c. shall insure Tenant's personal property and leasehold improvements.

    d. TENANT'S PROPERTY INSURANCE. Subject to the requirements of (P)16.e., Tenant at its cost shall either by separate policy, or at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property and Tenant owned leasehold improvements in, on or about the Premises similar in coverage to that carried by the insuring Party under (P)16.c. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant owned leasehold improvements. Tenant shall be the Insuring Party with respect to the insurance required by this (P)16.d. and shall provide Landlord with written evidence that such insurance is in force.

    e. INSURANCE POLICIES. If Tenant is the Insuring Party, Insurance required per this (P)16. shall be with companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-X, or such other minimal rating as may be required by Lender(s) as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this (P)16. If Tenant is the Insuring Party, Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this (P)16., the other Party may, but shall not be required to, procure and maintain the same, but at Tenant's expense.

    f. MUTUAL WAIVER. Notwithstanding anything to the contrary contained in this Lease, to the extent that this release and waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, officers, directors, shareholders, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against pursuant to the provisions of this Lease without regard to the negligence or willful misconduct of the parties so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional costs after reasonable notice, then the party obtaining such insurance shall promptly notify the other party of the inability to obtain insurance coverage with the waiver of subrogation.

17. DAMAGE AND DESTRUCTION

    a. DAMAGE - INSURED. In the event that the Building containing the Premises is damaged by fire or other casualty which is covered under insurance pursuant to the provisions of (P)18. above, Landlord shall restore such damage provided that: (i) the destruction of the Building containing the Premises does not exceed sixty percent (60%) of the then replacement value of the Building containing the Premises; (ii) the insurance proceeds are available (inclusive of any deductible amounts) to pay one hundred percent (100%) of the cost of restoration; and (iii) in the reasonable judgment of Landlord, the restoration can be completed within two hundred and seventy (270) days after the date of the damage or casualty under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction. The deductible amount of any insurance coverage shall be paid by Tenant. If such conditions apply so as to require Landlord to restore such damage pursuant to this
        (P)17.a., this Lease shall continue in full force and effect, unless otherwise agreed to in writing by Landlord and Tenant. Tenant shall be entitled to a proportionate reduction of Rent while such restoration lakes place, such proportionate reduction to be based on the extent to which the damage and restoration efforts interfere with Tenant's business in the Premises. Tenant's right to a reduction of Rent hereunder shall be Tenant's sole and exclusive remedy in connection with any such damage.

    b. DAMAGE - UNINSURED. In the event that the Building containing the Premises is damaged by a fire or other casualty and Landlord is not required to restore such damage in accordance with the provisions of
        (P)17.a. immediately above, Landlord shall have the option to either (i) repair or restore such damage, with the Lease continuing in full force and effect, but Rent to be proportionately abated as provided in
        (P)17.a. above; or (ii) give notice to Tenant at any time within thirty
        (30) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in (P)17.a. above, shall be paid to the date of such termination. Notwithstanding the foregoing, if Tenant delivers to Landlord the funds necessary to make up the shortage (or absence) in insurance proceeds and the restoration can be completed in a two hundred seventy (270) day period, as reasonably determined by Landlord, and the destruction of the Building containing the Premises does not exceed sixty percent (60%) of the then replacement value, Landlord shall restore the Premises as provided in (P)17.a. above.

    c.  END OF TERM CASUALTY. Notwithstanding the provisions of (P)17.a. and
        (P)17.b. above, either Landlord or Tenant may terminate this Lease if the Building containing the Premises is damaged by fire or other casualty (and Landlord's reasonably estimated cost of restoration of the Building containing the Premises exceeds ten percent (10%) of the then replacement value of the Building containing the Premises) and such damage or casualty occurs during the last twelve (12) months of the Term of this Lease (or the Term of any renewal option, if applicable) by giving the other notice thereof at any time within thirty (30) days following the occurrence of such damage or casualty. Such notice shall specify the date of such termination which date shall not be less than thirty (30) nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent shall be paid to the date of such termination.

    d. TERMINATION BY TENANT. In the event that the destruction to the Building containing the Premises cannot be restored as required herein under applicable laws and regulations within two hundred seventy (270) days of the damage or casualty, notwithstanding the availability of insurance proceeds, Tenant shall have the right to terminate this Lease by giving the Landlord notice thereof within thirty (30) days of date of the occurrence of such casualty specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in (P)17.a. above, shall be paid to the date of such termination.

    e. RESTORATION. Landlord agrees that, in any case in which Landlord is required to, or otherwise agrees to restore the Building containing the Premises, Landlord shall proceed with due diligence to make all appropriate claims and applications for the proceeds of insurance and to apply for and obtain all permits necessary for the restoration of the Building containing the Premises. Landlord shall use reasonable efforts to enforce any and all provisions in any mortgage, deed of trust or other encumbrance on the Building containing the Premises requiring Landlord and Lender to permit insurance proceeds to be used for restoration. Landlord shall restore the Premises to the condition existing prior to the date of the damage if permitted by applicable law.

18. CONDEMNATION

    a. DEFINITIONS. The following definitions shall apply: (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, or (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having power of Condemnation.

    b. OBLIGATIONS TO BE GOVERNED BY LEASE. If during the Term of the Lease there is any taking of all or any part of the Building containing the Premises, the rights and obligations of the parties shall be determined strictly pursuant to this Lease.

    c. TOTAL OR PARTIAL TAKING. If the Building containing the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Building containing the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises, if Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Rent shall be reduced by an amount in the same ratio as the total number of square feet in the building(s) which are a part of the Premises taken bears to the total number of square feet in the building(s) which are a part of the Premises immediately before the Date of Taking. Any Award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such Award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's trade fixtures.

19. ASSIGNMENT OR SUBLEASE

    a. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least fifty percent (50%) of the value of the assets of Tenant shall be deemed a voluntary assignment. All Rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease applicable to the portion of the Premises subleased shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, an amount equal to Landlord's reasonable attorneys' fees and costs incurred in connection with such request up to $1,000.00 per request. Tenant shall, upon completion of any assignment or subletting of all or any portion of the Premises, immediately and irrevocably assign to Landlord as security for Tenant's obligations under the Lease, all Rent from any such subletting or assignment. Landlord, as assignee and attorney in fact for Tenant, shall have the right to collect all rent and other revenues collectible pursuant to any such sublet or assignment and apply such rent and other revenues towards Tenant's obligations under the Lease provided, however, that Landlord shall have no right to collect such rent and other revenues until the occurrence of an act of default under this Lease.

    b. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

    c. Landlord may at its option, elect to terminate the Lease instead of approving the requested assignment or sublease. Should Landlord so elect to terminate this Lease, all of the obligations of the parties thereunder shall terminate on the later of sixty (60) days following Landlord's notice to Tenant of its election hereunder, or the effective date of the proposed assignment or subletting sought by the Tenant, but in no event later than one hundred twenty (120) days following the date of Landlord's election under this (P)19.c. At the time of termination, all obligations of both parties hereunder shall terminate as to obligations thereafter accruing except as otherwise expressly provided in this Lease.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure of Tenant to pay Rent within five (5) days of its due date; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten(10) consecutive days shall be deemed an abandonment and vacation); or (C) failure to timely perform any other provision of this Lease.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law):

    a. Landlord may continue this Lease in full force and effect, and this Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet the Premises, or any part of the Premises, to third parties for Tenant's account. Tenant shall be liable Immediately to Landlord for all costs Landlord Incurs in reletting the PremIses, including without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this (P)21 .a. shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to such a proposed assignment or subletting shall not be unreasonably withheld. If Landlord elects to relet the Premises as provided in this (P)21 .a., Rent that Landlord receives from reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; second, all costs, including for maintenance incurred by Landlord in reletting; and third, Rent due and unpaid under this Lease. After deducting the payments referred to in this (P)21.a., any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all reasonable costs including for maintenance Landlord incurred in reletting that remain after applying the Rent received from the reletting as provided in this (P)21.a.; and

    b. Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving express written notice thereof to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the Worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the Worth of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; (3) the Worth of the amount of the unpaid Rent that would have been earned after the award throughout the remaining Term of the Lease to the extent such unpaid Rent exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and (4) any other amount, including but not limited to, all reasonable expenses incurred to relet the Premises, court costs, attorneys' fees and collection costs necessary to compensate Landlord for all detriment caused by Tenant's default. The "Worth", as used above in (1) and (2) in this (P)21.b. is to be computed by allowing interest at the lesser of 18 percent per annum or the maximum legal interest rate permitted by law. The "Worth", as used above in (3) in this (P)21.b. is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

22. ENTRY OF PREMISES. Landlord and/or its authorized representatives shall have the right to enter the Premises after reasonable notice, except for any case of emergency, for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation to perform; (C) to post "for sale" signs at any time during the Term, or to post "for rent" or "for lease" signs during the last one hundred eighty (180) days of the Term or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the Term; or (e) to repair, maintain or improve the Premises and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this (P)22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this (P)22. Landlord shall conduct its activities on the Premises as provided herein in a commercially reasonable manner that will lessen the inconvenience, annoyance or disturbance to Tenant.

23. SUBORDINATION

    a. Automatic Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Lender(s) against the Building containing the Premises, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building containing the Premises (ii) the lien of any mortgage or deed of trust which may hereafter be executed affecting the Building containing the Premises, and (iii) the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord's Interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance In lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord. In connection with any such termination of a ground lease or underlying lease or any foreclosure or conveyance in lieu of foreclosure made in connection with any mortgage or deed of trust, then so long as Tenant is not in default pursuant to this Lease, Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease during the Term of this Lease or any extension or renewal thereof.

    b. ADDITIONAL SUBORDINATION. From time to time at the request of Landlord, Tenant covenants and agrees to execute and deliver within ten (10) days following the date of written request from Landlord, documents evidencing the priority or subordination of this Lease with respect to any ground lease or underlying lease or the lien of any mortgage or deed of trust in connection with the Building containing the Premises. Any and all such documents shall be in such form as is reasonably acceptable to Tenant and Landlord as well as the Lender(s) and other applicable party. Any subordination agreement so requested by Landlord shall provide for Tenant to attorn to the successor in interest to Landlord and shall further provide that Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease so long as Tenant is not in default with respect to its obligations pursuant to the Lease. Any such Subordination, Non-disturbance and Attornment Agreement shall be recorded in the official records of the office of the County Recorder in the County in which the Premises is located.

    c. NOTICE FROM LENDER. Tenant shall be entitled to rely upon any notice given by Lender(s) in connection with the Premises requesting that Tenant make all future Rent payments to such Lender(s), and Tenant shall not be liable to Landlord for any payment made to such Lender(s) in accordance with such notice.

24. ESTOPPEL CERTIFICATE -- TENANT FINANCIAL STATEMENTS. Tenant, at any time and from time to time, upon not less than ten (10) days written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any existing or prospective purchaser, ground lessor or mortgagee of any part of the Premises, a certificate of Tenant stating;
    (a) that Tenant has accepted the Premises (or if Tenant has not done so, Tenant has not accepted the Premises and specifying the reasons therefor);
    (b) the Commencement and Expiration Dates of this Lease; (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications); (d) whether or not to the best of Tenant's knowledge there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (e) whether or not to the best of Tenant's knowledge there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same); (f) the dates, if any, to which the Rent and other charges under this Lease have been paid; (g) whether or not there are Rent increases during the Lease Term and if so the amount of same; (h) whether or not the Lease contains any options or rights of first offer or first refusal; (i) the amount of any Security Deposit or other sums due Tenant; (j) the current notice address for Tenant; and (k) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this
    (P)24. may be relied upon by Landlord and any existing or prospective purchaser, ground lessor or mortgagee of the Building containing the Premises. Tenant agrees, at any time upon request by Landlord, to deliver to Landlord the current financial statements of Tenant with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement for the most recent prior three years all prepared in accordance with generally accepted accounting principles consistently applied.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provision of the Lease.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations in the same condition as existed at the Commencement Date, except for ordinary wear and tear and alterations which Tenant has the right or is obligated to remove under the provisions of (P)14. herein. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term. Including, for example, restoring all wall surfaces to their condition as of the Commencement Date. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's reasonable cost for storage, removal and disposal of Tenant's personal property.

    If Tenant with Landlord's consent remains in possession of the Premises after expiration of the Term or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month to month tenancy cancelable by either party on thirty (30) days written notice given at any time by either party and all provisions of this Lease, except those pertaining to Term, renewal options and Base Rent shall apply and Tenant shall pay monthly Base Rent in an amount equal to one hundred fifty percent (150%), of the Base Rent for the last full calendar month immediately preceding expiration of the Term.

27. NOTICES. All notices, demands, or other communications required or contemplated under this Lease shall be in writing and shall be deemed to have been duly given 48 hours from the time of mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, or 24 hours from the time of shipping by overnight carrier, or the actual time of delivery if delivered by personal service to the parties at the addresses specified in (P)1. Either Tenant or Landlord may change the address to which notices are to be given to such party hereunder by giving written notice of such change of address to the other in accordance with the notice provisions hereof.

28. LANDLORD'S TENANT IMPROVEMENTS. Landlord will provide the following Tenant Improvements hereinafter "Landlord's Tenant Improvements" as part of the Base Rental rate in accordance with the provisions of the Work Letter Agreement attached as Exhibit E.

    a.   New T-bar ceiling.

    b.   New drop in parabolic light fixtures.

    c.   New building standard carpet.

    d.   New paint.

    e.   Majority open office.

    f.   Up to twenty new private office/conference rooms with sidelight glass.

    g. Functional HVAC system using existing units, certified by an HVAC contractor to be in good operating condition with no known material defects.

    h.   Window blinds on exterior windows.

    i.   Lobby upgrades including wallcovering, flooring and lighting.

    j. Adequate number (per City code) of clean and sanitary restroom facilities.

    k.   All architectural and planning expenses pertaining to the above.

    l. Lunch Room to include fifteen (15) lineal feet of building standard counter and upper and lower cabinets and plumbing limited to a working sink with garbage disposal, but exclusive of any kitchen equipment or other plumbing.

    m.   Perimeter wall of Computer Room.

    To the extent that Tenant is willing to accept the Premises with a lesser degree of Landlord Tenant Improvements than is represented by the above list, Landlord will credit Tenant with a $19.60/month rent reduction for the 5 1/2 year Term for each $1,000 of cost savings to Landlord.

    Any additional Tenant Improvements for upgrades, hard wall partitioning, cabling, computer room Improvements (other than the perimeter wall), et cetera are to be paid for by Tenant. At Tenant's request, Landlord will provide additional generic Tenant Improvements during the initial construction and then amortize the cost thereof into the Rent over the initial Lease Term.

    If not already completed, Tenant will immediately design a preliminary space plan to be mutually approved by Landlord and Tenant and incorporated into the Lease. Tenant and Landlord shall mutually agree on finishes including carpet colors, et cetera.

29. COMMENCEMENT DATE AND EXPIRATION DATE

    a. INITIAL PREMISES. The Term of the Lease as to the "Initial Premises" containing 47,888 rentable square feet as outlined on the attached Exhibit A shall commence on or about April 18,1997 and more particularly upon the earlier of (the "Commencement Date"):

        1) Substantial completion of "Landlord's Tenant Improvements" (which may be subject to completion of certain "punch list" items) and Landlord or Tenant having obtained permission to occupy by the City, or

        2) Commencement of Tenant's actual move-in of personnel. Provided, however, Tenant shall be allowed to enter the Premises no earlier than April 1, 1997, to install wiring, furniture and equipment, and to work in the main Computer Room in the Premises no earlier than March 17, 1997, provided that in either such case such early occupancy does not delay the completion of "Landlord's Tenant improvements".

    b. MUST TAKE PREMISES. The Term of the Lease (and the commencement of Rent) as to the "Must Take Premises" consisting of 13,500 rentable square feet as outlined on the attached Exhibit A shall commence upon the earlier of: (i) Tenant's actual move in of personnel to the "Must Take Premises", or (ii) the beginning of the seventh Lease month (i.e., six (6) months after the actual Commencement Date of the Lease).

    c. EXPIRATION DATE. Regardless of the actual Commencement Date, the Expiration Date shall be October 15, 2002.

30. SECURITY DEPOSIT: Notwithstanding the provisions of (P)5. of the Lease, Tenant shall provide a Security Deposit of $445,063.00 which is equal to five (5) month's Initial Base Rent on the Initial Premises and Must Take Premises. Commencing with the second Lease year provided Tenant is not then in default and that Tenant's equity public market capitalization is then at least $180 million, the amount of the Security Deposit shall be reduced at the commencement of the following Lease years so that the Security Deposit is as follows:

                                        SECURITY DEPOSIT =
         LEASE YEAR #             # MONTHS OF THEN CURRENT RENT
         ------------            -------------------------------
              2                  4 Months @ $92,082.00 per Month
              3                  3 Months @ $95,151.40 per Month
              4                  2 Months @ $98,220.80 per Month

    However, if at any time and from time to time during the Lease Term, Tenant's equity public market capitalization is less than $180 million, the amount of the Security Deposit shall be increased within thirty (30) calendar days thereafter to an amount equal to five (5) months of then current Rent, subject to Tenant still being able to have the Security Deposit reduced per the table above if Tenant's equity public market capitalization is later restored to more than $180 million.

31. OPTION TO RENEW

    a. GRANT OF OPTION. Tenant shall have the right, at its option, to extend the Lease for one (1) period of five (5) years ("Extended Term") commencing at the expiration of the Initial Term, provided that at the time of exercise and at the time of commencement of such Extended Term, Tenant is not in default under this Lease.

    b. EXERCISE OF OPTION. If Tenant decides to extend the Lease for the Extended Term, Tenant shall give written notice to Landlord of its election to extend not less than nine (9) months prior to the expiration of the Initial Term. Tenant's failure to give timely notice to Landlord of Tenant's election to extend shall be deemed a waiver of Tenant's right to extend. The terms and conditions applicable to the Extended Term shall be the same terms and conditions contained in this Lease except that Tenant shall not be entitled to any further option to extend. The Base Rent for the Extended Term shall be as determined in accordance with (P)31.c.

    c.  DETERMINATION OF BASE RENT DURING THE EXTENDED TERM.

        1) AGREEMENT ON INITIAL BASE RENT. Landlord shall not be obligated to provide Tenant with the proposed fair market rental value until eight (8) months prior to the expiration of the Initial Term. Landlord and Tenant shall have thirty (30) days after Landlord provides the proposed fair market rental value in which to agree on the initial Base Rent (I.e., the Base Rent for the first twelve
             (12) months) during the Extended Term, which shall be ninety-five percent (95%) of the fair market rental value of the Premises during said Extended Term. The fair market rental value of the Premises during said Extended Term shall be based on the uses of the Premises permitted under this Lease, the quality, size, design and location of the Premises, and the rental value for lease renewals or extensions of comparable size, quality and location. If Landlord and Tenant agree on the initial Base Rent for the Extended Term during the thirty (30) day period, they shall immediately execute an amendment to this Lease stating the new initial Base Rent.

        2) SELECTION OF APPRAISERS. If Landlord and Tenant are unable to agree on the. Initial Base Rent for the Extended Term within the thirty (30) day period, then within ten (10) days after the expiration of the thirty (30) day period and provided that Tenant has timely exercised the subject renewal option in accordance with
             (P)31.b., Landlord and Tenant each at its own cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial appraisal experience in the market area to appraise the fair market rental value of the Premises and set the. Initial Base Rent during said Extended Term. If either Landlord or Tenant does not appoint an appraiser within said ten (10) days, the single appraiser appointed shall be the sole appraiser and shall set the initial Base Rent during said Extended Term. If two
             (2) appraisers are appointed by Landlord and Tenant as stated herein, they shall meet promptly and attempt to set the Initial Base Rent for said Extended Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the same qualifications within ten (10) days after the last day the two (2) appraisers are given to set the Initial Base Rent. If they are unable to agree on the third appraiser, either
             Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then President of the Real Estate Board of Santa Clara County or to the Presiding Judge of the Superior Court of Santa Clara County, for the selection of a third appraiser who meets the qualifications stated herein. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted In any capacity for either Landlord or Tenant, or their affiliates.

        3) VALUE DETERMINED BY THREE (3) APPRAISERS. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Initial Base Rent for the Extended Term. If a majority of the appraisers are unable to set the Initial Base Rent within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Initial Base Rent for the Premises during the Extended Term. If, however, the low appraisal and/or the high appraisal are/is more than fifteen percent (15%) lower and/or higher than the middle appraisal, such low appraisal and/or high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Initial Base Rent for the Premises during the Extended Term. If both the low appraisal and the high appraisal are disregarded as stated in this (P)31 .c.3), the middle appraisal shall be the Initial Base Rent for the Premises during the Extended Term.

        4) MINIMUM INITIAL BASE RENT LEVEL. Notwithstanding any other provision of this Lease, in no event shall the Initial Base Rent for the Extended Term be less than the Base Rent prevailing immediately prior to the expiration of the Initial Term.

        5) ANNUAL INCREASE. The monthly Base Rent for the Extended Term shall be increased by five cents ($ .05) per Rentable Square Foot at the beginning of each of Lease years 2, 3, 4 and 5 of the Extended Term.

32. ADDITIONAL POWER. Landlord shall allow Tenant to install, at Tenant's sole cost, a generator outside of the Building close to the computer room in a location approved by Landlord, to provide backup power in the event of a power failure. Landlord shall cooperate with Tenant and the City of Sunnyvale to complete this item.

33. RIGHT OF FIRST REFUSAL (ROFR). Provided Tenant is not in default during the Term of the Lease, should Landlord receive an offer from a third party ("Third Party Offer") to lease all or part of the Expansion Area as outlined on the attached Exhibit A, Landlord shall notify Tenant in writing of the general business terms of the Third Party Offer and Tenant shall have the right to lease the space outlined in the Third Party Offer under the same Rent and Tenant Improvement Allowance terms thereof, provided Tenant exercise this Right within five (5) business days from the date of Landlord's notice. The terms and conditions of the Lease for the Expansion Area (except for Rent and Tenant Improvement Allowance) shall be the same as the original Lease and be coterminous with the original Lease or any extension thereof. Tenant's ROFR shall be subject to rights of then existing tenants.

    However, if the term of the Lease as to the Expansion Area is less than sixty-six (66) months, Landlord shall adjust the Tenant Improvement Allowance to reflect the shorter amortization term for the Tenant Improvements.

34. HVAC CAPITAL REPLACEMENTS. Notwithstanding the provisions of (P)12.b., Landlord shall be responsible only during the first two years of the Term of the Lease at its own cost and without reimbursement from Tenant, for the replacement of HVAC units as they wear out and for any "Major HVAC Repair" (defined as a single occurrence repair or replacement costing in excess of $1,500 per unit).

35. NON-DISTURBANCE AGREEMENT. Upon request by Tenant, Landlord shall use its best efforts to provide a Non-Disturbance Agreement to Tenant from its Lender(s) on behalf of Tenant.

36. MISCELLANEOUS PROVISIONS.

    a.  TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

    b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in (P)19.

    c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion unless otherwise provided.

    d. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the Broker(s) identified in (P)1., who shall be compensated by Landlord in accordance with the separate agreement between Landlord and the Broker(s).

    e. LITIGATION. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease.

    f. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

    g. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine an/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

    h. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

    i. QUIET POSSESSION. Upon payment by Tenant of the Rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

    j. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

    k. OFFER. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding until executed by all Parties hereto.

    l. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other Rent payable under this Lease. As long as they do not materially change Tenant's obligations hereunder, Tenant agrees to make reasonable non-monetary modifications to this Lease as may be reasonably required by Lender(s) in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

    m. CONSTRUCTION. The Landlord and Tenant acknowledge that each has had its counsel review this Lease, and hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or in any amendments or exhibits hereto.

    n.  CAPTIONS. Article, section and paragraph captions are not a part hereof.

    o.  EXHIBITS. For reference purposes the Exhibits are listed below:

        Exhibit A: The Premises
        Exhibit B: The Property
        Exhibit C: Rules and Regulations
        Exhibit D: Covenants, Conditions and Restrictions
        Exhibit E: Work Letter Agreement

LANDLORD:                                                                   TENANT:
LIMAR REALTY CORP. #8, a California corporation                             INFOSEEK CORPORATION, a California corporation



By:         /s/ Theodore H. Krusttschnitt                                  By:       /s/ Andrew E. Newton
            ________________________________                                         _______________________________
            Theodore H. Kruttschnitt                                       Name:     Andrew E. Newton
            President                                                                _______________________________
                                                                            Title:    VP & General Counsel
                                                                                      _______________________________
Date:        March 10, 1997                                                 Date:     March 10, 1997
             _______________________________                                          _______________________________


                                   EXHIBIT A

                                  The Premises
                                  ------------

   This Exhibit A is attached to and made a part of that certain Lease (the "Lease") dated March 4, 1997, by and between Limar Realty Corp. #8 as Landlord and Infoseek Corporation as Tenant.

                [FIGURE DEPICTING PROPERTY LEASED APPEARS HERE]

                                   EXHIBIT B

                                  The Property
                                  ------------

   This Exhibit B is attached to and made a part of that certain Lease (the "Lease") dated March 4, 1997, by and between Limar Realty Corp. #8 as Landlord and Infoseek Corporation as Tenant.

                [FIGURE DEPICTING PROPERTY LEASED APPEARS HERE]

                                   EXHIBIT B

                                 The Property
                                 ------------
                                  (Continued)



REAL PROPERTY in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcel B, as shown on that certain Map entitled, "Parcel Map being a resubdivision of Parcel 2 as shown on that certain map recorded March 1, 1978 in Book 413 of Maps, at page 54, Santa Clara County Records", which map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on October 29, 1979 in Book 452 of Maps, at page 32.

PARCEL TWO:

An easement 15.00 feet in width for the purpose of ingress and egress. The Easterly line of said easement being more particularly described as follows:

Beginning at the most Southerly corner of Parcels A and B, in the Northerly line of Moffett Park Drive as said Parcels and Drive are shown on that Map entitled "Parcel Map", recorded October 29, 1979 in Book 452 of Maps at page 32, Santa Clara County Records; thence from said point of beginning along the common line of Parcels A and B, North 14 degrees 43' 20" East 707.06 feet to the terminus of this easement.

APN:        110-37-002
ARB:        110-04-024.08

                                   EXHIBIT C

                              Rules & Regulations
                              -------------------
This Exhibit C is attached to and made a part of that certain Lease dated March 4, 1997 by and between Limar Realty Corp. #8 as Landlord and Infoseek Corporation as Tenant.

For the purpose of these Rules & Regulations the word Premises shall refer to the Premises Tenant is leasing and the Property containing the Premises as described In paragraph 2. of the Lease.

1. No sign, placard, picture, advertisement, name or notice (collectively, "Signs") shall be installed or displayed on any part of the Premises without the prior written consent of Landlord, except that Tenant may post Signs inside the Building which are not visible from the exterior of the Building. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant.

2. Except as consented to in writing by Landlord, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises and no awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Neither Tenant nor any employee or invitee of Tenant, shall make any structural roof or terrace penetrations.

4. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, or for any damage to any Tenant's property.

5. Landlord will furnish Tenant, free of charge, with six (6) keys to the Premises. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation.

7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the reasonable right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Premises. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Premises to such a degree as to be objectionable to Landlord, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibrations. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Premises by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations not bring or keep or permit to be brought or kept in the Premises any animal life form, other than human, except seeing eye dogs when in the company of their masters.

9.  Intentionally deleted.

10. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

11. Landlord reserves the right, exercisable with one hundred twenty (120) days prior written notice but without liability to Tenant, to change the name and street address of the Premises.

12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and other equipment which is not required to be continuously run.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting for the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

                                   EXHIBIT C

                              Rules & Regulations
                              -------------------
                                  (continued)

14. Tenant shall not sell, or permit the retail sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Business Park. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenants Lease. Notwithstanding the above, Tenant shall have the right to install vending machines for use by Tenant, its employees and invitees.

15. Tenant shall not interfere with radio or television broadcasting or reception from or in neighboring areas.

16. Intentionally deleted.

17. Canvassing, soliciting and distribution of handbills or any other written materials, and peddling in the Business Park are prohibited, and Tenant shall cooperate to prevent same.

18. Landlord reserves the right to exclude or expel from the Premises any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Premises or in violation of the CC&R's.

19. Tenant shall store all its trash and garbage within its Premises or in reasonable locations specifically identified by Landlord for such purposes. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by Landlord.

20. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging nor shall the Premises by used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant in its kitchen, if any, located in the Premises and Underwriters Laboratory's approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that such kitchen equipment and use is in accordance with all applicable federal, state, county and city laws, ordinances, rules and regulations.

21. Tenant shall not use in any part of the Premises any hand truck except those equipped with rubber tires and side guards or such other reasonable material-handling equipment as Landlord may approve.

22. Without the written consent of Landlord, Tenant shall not use the name of the Business Park in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

23. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

24. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes locking doors and securing other means of entry to the Premises closed.

25. The requirements of Tenant will be attended to only upon appropriate application to the office of Landlord by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

26. Tenant shall not park its vehicles in any parking areas outside the Business Park. Tenant shall not store or abandon vehicles in the Business Park parking areas nor park any vehicles in the Business Park parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles, four-wheeled trucks, or other equipment used in the operation of Tenant's business. Tenant, its agents, employees and invitees shall not park any one
    (1) vehicle in more than one (1) parking space.

27. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be appropriate for safety and security, for care and cleanliness of the Premises and for the preservation of good order therein. Tenant agrees to abide for all such Rules and Regulations hereinabove stated and any additional Rules and Regulations which are adopted.

28. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------

This Exhibit D is attached to and made a part of that certain Lease dated February 25, 1997, by and between Limar Realty Corp. #8 as Landlord and Infoseek Corporation as Tenant.





Recording Requested By:
TITLE INSURANCE & TRUST COMPANY
            TS-425904-1

When Recorded, Mail to:
PRUDENTIAL INSURANCE COMPANY
155 Moffett Park Drive
Building A, Suite 101
Sunnyvale, CA 94086
ATTN:  Lee Cashion

                      DECLARATION OF PROTECTIVE COVENANTS
                      -----------------------------------
                        MOFFETT INDUSTRIAL PARK NO. 11
                        ------------------------------

   THIS DECLARATION, made this 5th day of April, 1980 by The PRUDENTIAL

INSURANCE COMPANY OF AMERICA (hereinafter called Prudential), a New Jersey corporation,

                                  WITNESSETH:


   WHEREAS Prudential is the Owner of that certain real property located in the City of Sunnyvale, County of Santa Clara, State of California, described in Exhibit "A" (hereinafter called Moffett Industrial Park No. 11), and

   WHEREAS Prudential proposes to subdivide Moffett Industrial Park No. 11 and to subject it to the following restrictions:

   NOW, THEREFORE, Prudential hereby declares that Moffett Industrial Park No. 11 is and shall be held, conveyed, encumbered, leased and used subject to the following uniform restrictions, covenants and equitable servitudes in furtherance of a plan for the subdivision, improvement and sale thereof and to enhance the value, desirability and attractiveness of Moffett Industrial Park No. 11, the restrictions set forth herein shall run with the real property included within Moffett Industrial Park No. 11 shall be binding upon all persons having or acquiring any interest in such real property or any part thereof, shall inure to the benefit

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






of every portion of Moffett Industrial Park No. 11 and any interest therein and shall inure to the benefit of and be binding upon each successor in interest of

Prudential and may be enforced by Prudential or its successors in interest or by any Owner (as defined in Article I below) or his successors in interest.


                             I. GENERAL PROVISIONS
                             ---------------------

A.  Definitions.

    1.  "Architectural Control Committee" means Prudential, or any committee which Prudential may appoint by an appropriate instrument recorded with the Santa Clara County Recorder.

    2.  "Lot" means each lot shown on the parcel or subdivision map or maps for Moffett Industrial Park No. 11.

    3.  "Site" mean a parcel consisting either of a Lot, a portion of a Lot,

        contiguous Lots, or portions of contiguous Lots.

    4.  "Improvements" means all improvements to a Site including, but without limitations, buildings loading areas, trackage, parking areas,

        pavement, poles, fences, landscaping, signs and structures of any type.

    5.  "Building" means the main portion of any building or similar structure and all projections or extensions thereof, including garages, outside platforms and docks.

    6.  "Owner" means the person or persons, partnership or corporation in whom title to a Site is vested, as shown by the official records of the Office of the County Recorder of Santa Clara County, "Owner" does not mean mortgagees,

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






        trustees and beneficiaries of deeds of trust or holders of any indebtedness secured by a mortgage or deed of trust.

B.  Purposes of Restrictions.

    The purposes of these covenants, conditions and restrictions is to insure proper development and use of Moffett Industrial Park No. 11, to protect the

    Owner of each Site against such improper development and use of other Sites as will depreciate the value of his Site, to prevent the erection of structures of unsuitable or inharmonious design or construction, to secure and maintain sufficient setbacks from streets and between structures, to maintain Common Landscaping (as defined in Article V) and in general to provide for a high quality of improvement of Moffett Industrial Park No. 11 in accordance with a general plan.


                          II. REGULATION OF IMPROVEMENTS
                          ------------------------------

A.  Minimum Setback Lines.

    No improvement shall be constructed upon any Site within thirty-five (35)

    feet of the right-of-way line of any public street. No improvement other than landscaping, paving and fences shall be constructed upon any Site within twenty (20) feet of any other Site. The Architectural Control

    Committee may approve lesser setback lines if in its opinion a variation would be compatible with the general development of Moffett Industrial Park

    No. 11.

B.  Ground Coverage.

    No more than fifty percent (50%) of the surface of any Site shall be covered with a building or buildings for warehouse use or thirty-five percent (35%)

    for all other uses.

C.  Construction Operations.

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






    Construction of all improvements shall be expedited so that none shall remain in a partially finished condition any longer than reasonably necessary for the completion thereof.

D.  Excavation.

    No excavation shall be made on, and no sand, gravel or soil shall be removed from, any Site, except in connection with the construction of improvements,

    and upon completion thereof, exposed openings shall be backfilled, and disturbed ground shall be graded, leveled and paved or landscaped.

E.  Landscaping.

    Within ninety (90) days of the occupancy or completion of any Building on a

    Site, whichever occurs first, such Site shall be landscaped in accordance with plans approved by the Architectural Control Committee. The Owner of the

    Site shall maintain such landscaping in good order and condition.

F.  Signs.

    No billboard or advertising signs shall be permitted on any Site other than those approved by the Architectural Control Committee which identify the name, business and products of the person or firm occupying the Site or offer the Site for sale or lease.

G.  Parking Areas.

    Each site shall have facilities for parking sufficient to serve the business conducted thereon without using adjacent streets thereof, and no use shall be made of any Site which would require parking in excess of the parking spaces on the Site. In any event, the number and size of the parking spaces on each

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






    Site shall conform with all ordinances of the City of Sunnyvale applicable with respect thereto. Parking areas shall be laid out and constructed according to plans approved by the Architectural Control Committee and shall be maintained thereafter in good condition. Except with the approval of the Architectural Control Committee, no parking shall be permitted within thirty-five (35) feet of the right-of-way line of any street.

H.  Loading Areas.

    All vehicle loading and unloading in connection with an Owner's business shall be conducted upon his Site, and sufficient space shall be provided therefore. Loading Areas shall be screened from view from streets and adjoining properties by a visual barrier not less than six (6) feet in height. Except with the prior written approval of the Architectural Control Committee, loading areas shall not be located between any building and any street or any closer than seventy-five (75) feet to the right-of-way line of any street.

I.  Storage Areas.

    No materials, supplies, equipment or trash containers shall be stored on a Site except inside a building or behind a visual barrier no less than six
    (6) feet in height or rising two (2) feet above the stored materials, supplies or equipment, whichever is higher, screening such storage areas from view from streets and adjoining Sites. Except with the prior written approval of the Architectural Control Committee, storage areas shall not be located between any building and any street.

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






J.  Building Regulations

    All Buildings shall be constructed and maintained in accordance with the following standards unless an exception is approved in writing by the Architectural Control Committee:

    1. Exterior walls shall be of masonry, concrete or approved equal material.
    2. Exterior walls shall be painted or otherwise finished in a manner acceptable to the Architectural Control Committee. Exterior walls shall not be repainted or refinished unless and until the Architectural Control Committee shall have approved the color or refinishing materials to be used.
    3. All buildings shall be maintained in good order and repair and condition. All exterior painted surfaces shall be maintained in first-class condition and shall be repainted at least once every five (5) years.
    4. All electrical, telephone and other utility lines shall be underground and shall not be exposed on the exterior of any Building.
    5. All electrical and mechanical apparatus, equipment, fixtures (other than lighting fixtures) conduit, ducts, vents, flues and pipes located on the exterior of any Building shall be concealed from view and shall be architecturally treated in a manner acceptable to the Architectural Control Committee.

                             III. APPROVAL OF PLANS
                             ----------------------
    No improvement shall be erected, placed, altered, maintained or permitted to remain on any Site until plans and specifications showing plot layout and all exterior elevations, with materials and

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






colors therefore and structural designs, signs and landscaping shall have been submitted to and approved in writing by the Architectural Control Committee. Such plans and specifications shall be submitted in writing over the signature of the Owner of the Site or his authorized agent. Approval shall be based, among other things, on adequacy of Site dimensions; adequacy of structural design; effect of location and use of improvements on neighboring Sites; improvement operations, and uses; relation of topography, grade, and finished ground elevation of the Site being improved to that of neighboring Sites; proper facing of main elevation with respect to nearby streets; and conformity of the plans and specifications to the purpose and general plan and intent of this Declaration. The Architectural Control Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications. If the Architectural Control Committee fails either to approve or disapprove such plans and specifications within thirty (30) days after the same have been submitted to it, it shall be conclusively presumed that the Architectural Control Committee has approved said plans and specifications, subject, however, to the restrictions contained in Articles II and IV hereof.

  Neither the Architectural Control Committee nor its successors or assigns shall be liable in damages to anyone submitting plans to them for approval, or to any Owner by reason of mistake in judgment, negligence, or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve any such plans. Every person who submits plans to the Architectural

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






Control Committee for approval agrees, by submission of such plans, and every Owner agrees, by acquiring title to a Site, that he will not bring any action or suit against the Architectural Control Committee to recover any such damages.


                      IV. REGULATION OF OPERATIONS AND USE
                      ------------------------------------

A.  Permitted Operations and Uses.

    Except as provided in paragraphs B and C below, any industrial use will be permitted on a Site including, but without limitation, manufacturing, processing, storage, wholesale, office, laboratory, professional and research and development. Such retail uses as may be required for the convenience of Owners and their employees shall be permitted and such retail uses may include, but without limitation, restaurants, drug stores, barber and beauty shops, show repair shops, cleaners, motels, post offices, banks and automobile service stations. Such municipal, governmental and public utility uses as may be necessary or appropriate shall be permitted.

B.  Prohibited Operations and Uses.

    No Site shall be used as a junk yard, stock yard, or slaughter yard or for commercial excavation of building or construction materials, fat rendering or distillation of bones, dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse, or the smelting of iron, tin, zinc or other ores or the prospecting or drilling for natural gas, oil or like substances, except with the prior written permission of the Architectural Control Committee, and then only in such manner as will not materially inconvenience other Owners or materially

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)



    depreciate the value of adjacent property.

C.  Nuisance.

No noxious or offensive activity shall be carried on nor shall anything be done on any Site which may be or become an annoyance or nuisance to the Owners or occupants of other Sites or which will be offensive by reason of odor, fumes, dust, dirt, fly-ash, smoke, noise, glare or which will be hazardous by reason of danger of fire or explosion.

                             V. COMMON LANDSCAPING
                             ---------------------

    The Owner of each Site shall maintain landscaping existing thereon at the time of purchase ("Common Landscaping") in a condition that meets the approval of the Architectural Control Committee. In the event that the Owner of any Site does not maintain Common Landscaping in such condition or the landscaping described in Article II E as therein provided, Prudential or its agents shall have the right to maintain such landscaping in such condition. Prudential or its agents shall have the right at any reasonable time to enter into any Site for the purpose of such maintenance and for such other purposes as are reasonably related thereto. Prudential shall use due diligence and reasonable care in repairing, maintaining and installing Common Landscaping to see that such repair, maintenance and installation does not interfere with the Owner's use of its Site. In the event that Prudential or its agents should undertake any such maintenance on any Site, the Owner thereof shall reimburse Prudential for all of Prudential's costs incurred in such maintenance. In any

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






legal proceeding brought by Prudential to recover such costs, the Owner shall be obligated to pay for the costs and expenses of such proceeding, including reasonable attorneys' fees.

                                VI. ENFORCEMENT
                                ---------------

A.  Interpretation.

    In case of uncertainty as to the meaning of any article, section, subsection, paragraph, sentence, clause, phrase or word of this Declaration the interpretation of Prudential shall be final, conclusive and binding upon all interested parties.

B.  Abatement and Suit.

    Violation or breach of any restriction herein contained shall give to Prudential and every Owner the right to enter the property upon or as to which said violation or breach exists and to summarily abate and remove at the expense of the Owner thereof, any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, or to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages for said violation.

    In any legal or equitable proceeding for the enforcement of this Declaration the losing party or parties shall pay the attorneys' fees of the prevailing party or parties, in such amount as may be fixed by the court in such proceedings. All remedies

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






    provided herein or at law or in equity shall be cumulative and not exclusive.

C.  Inspection.

    Prudential may from time at any reasonable hour or hours, enter and inspect any property subject to these restrictions to ascertain compliance therewith.

D.  Failure to Enforce Not a Waiver of Rights.

    Except as provided in the last paragraph of Article III hereof, the failure of Prudential or any Owner to enforce any restriction contained herein shall in no event be deemed to be a waiver of the right to do so thereafter nor of the right to enforce any other restriction contained herein.


               VII. EXTINGUISHMENT, CONTINUATION AND MODIFICATION
               --------------------------------------------------
    This Declaration, every provision hereof and every covenant, condition and restriction contained herein shall continue in full force and effect for a period of forty (40) years from the date hereof; provided, however, that this Declaration, or any provision hereof, or any covenant, condition or restriction contained herein, may be terminated, extended, modified, or amended with the written consent of the Owners of sixty-five percent (65%) of the land in Moffett Industrial Park No. 11 (exclusive of portions thereof now or hereafter dedicated to public use); provided, further, that so long as Prudential owns at least twenty percent (20%) of Moffett Industrial Park No. 11, no such termination, extension, modification or amendment shall be effective without the written consent of Prudential. No such termination, extension, modification or amendment shall be effective until a proper instrument in

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






writing has been executed and acknowledged and recorded in the Office of the Recorder of Santa Clara County, California.


            VIII. MOFFETT INDUSTRIAL PARK NO. 11 OWNERS ASSOCIATION
            -------------------------------------------------------

A.  Membership.
    Each Owner shall be a member of the Moffett Industrial Park No. 11 Owners Association, an unincorporated association (hereinafter called the "Association").

B.  Transfer of Rights and Duties.
    The rights and duties of Prudential under this Declaration shall be transferred to and automatically assumed by the Association upon the earliest of the following to occur:

    1. The sale of ninety percent (90%) of Moffett Industrial Park No. 11 by Prudential to Owners as evidenced by the official records of the Santa Clara County Recorder; or
    2. The recordation by Prudential of an appropriate instrument with the Santa Clara County Recorder transferring the rights and duties of Prudential under this Declaration to the Association.

C.  Organization.

    The members of the Association may at any time meet and adopt by-laws or rules of procedure to govern the operation of the Association. Until such by-laws or rules of procedure are adopted, meetings of the Association may be called by any member thereof upon seven (7) days' written notice to each member setting for the time and place thereof, provided that

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






    notice may be waived in writing at any time by any member or members not so notified; twenty-five percent (25%) of the members of the Association shall constitute a quorum; and the Association may act by a vote of a majority of its members present at a meeting, duly called, at which a quorum is present or without a meeting by unanimous written consent of its members.


              IX. ASSIGNABILITY OF PRUDENTIAL'S RIGHTS AND DUTIES
              ---------------------------------------------------
    Any and all of the rights, powers and reservations of Prudential herein contained may be assigned to any person, corporation or entity which assumes in writing the duties of Prudential pertaining to the particular rights, powers and reservations assigned, and thereafter to the extent of such assignment, such person, corporation or entity shall have the same rights and powers and be subject to the same obligations and duties as are herein given to and assumed by Prudential.


                     X. CONSTRUCTIVE NOTICE AND ACCEPTANCE
                     -------------------------------------

    Every Owner is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to this Declaration is contained in the instrument by which such Owner acquired an interest in any portion of Moffett Industrial Park No. 11

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






    IN WITNESS WHEREOF, Prudential, the declarant herein, has caused its name to be hereunto subscribed as of the day and year first above written.


                                  THE PRUDENTIAL INSURANCE COMPANY
                                  OF AMERICA


                                  By: /s/ Lee Cashion
                                      _________________________________
                                      Lee Cashion, General Manager, REO


STATE OF CALIFORNIA                 SS.
COUNTY OF   SANTA CLARA
            -----------

On April 24, 1980  before me, the undersigned, a Notary Public in and
   --------------
for said State, personally appeared Lee Cashion known to
                                    -----------
me to be the President, and General Manager, R.E.O. known to me to be _______
                            -----------------------
Secretary of the Corporation that executed the within instrument, known to me as to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

WITNESSS my hand and official seal.


Signature /s/ Judith L. Vedda
         --------------------
          Judith L. Vedda

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






                                  EXHIBIT "A"

ALL THAT CERTAIN REAL PROPERTY IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

                                   PARCEL ONE

All of Parcels B and C, as shown upon that certain map entitled, "Parcel Map being a resubdivision of Parcel 2 as shown on that certain map recorded March 1, 1978 in Book 413 of Maps at Page 54 - Santa Clara County Records", which map was filed for record in the office of the recorder of the County of Santa Clara, State of California, on October 29, 1979, in Book 452 of Maps, at page 32.

                                   PARCEL TWO

All of Parcel A, as shown upon that certain map entitled, "Parcel Map being a resubdivision of Parcel 3 as shown on Map recorded in Book 413 of Maps at Page 54 - Santa Clara County Records", which map was filed for record in the office of the recorder of the County of Santa Clara, State of California, on February 23, 1979, in Book 435 of Maps at page 56.

                                  PARCEL THREE

All of Parcel 4 and 5, as shown upon that certain map entitled, "Parcel Map being a resubdivision of Parcel 7 as shown on map recorded in Book 214 of Maps at Page 23 - Santa Clara County Records", which map was filed for record in the office of the recorder of the County of Santa Clara, State of California, on March 1, 1978, in Book 413 of Maps, at page 54.

                                  PARCEL FOUR

All of Parcel A, as shown upon that certain map entitled, "Parcel Map being a resubdivision of Parcel 3 as shown on map recorded in Book 413 of Maps at Page 54 - Santa Clara County Records", which map was filed for record in the office of the recorder of the County of Santa Clara, State of California, on February 23, 1979, in Book 435 of Maps, at page 56; Certificate of Correction dated October 22, 1979, which was filed for record in the office of the recorder of the County of Santa Clara, State of California on October 22, 1979, in Book 1291 of maps at page 700.

                                  EXHIBIT D

                    Covenants, Conditions and Restrictions
                    --------------------------------------
                                  (continued)






          THE UNDERSIGNED BEING FEE OWNER TO THAT PROPERTY DESCRIBED IN EXHIBIT "B" HEREBY ACCEPTS THE ENCUMBERANCE ON SAID PROPERTY CREATED BY THE WITHIN DECLARATION OF PROTECTIVE COVENANTS - MOFFETT INDUSTRIAL PARK NO. 11 DATED APRIL 5, 1980 AND EXECUTED BY PRUDENTIAL INSURANCE COMPANY OF AMERICA.





DATE: April 22, 1980           /s/ William L. Marocco
      -------------------      -------------------------
                               William L. Marocco



STATE OF CALIFORNIA  SS.
COUNTY OF   SANTA CLARA
            -----------

On April 22, 1980 before me, the undersigned, a Notary Public in and for said
   --------------
State, personally appeared WILLIAM L. MAROCCO known to me to be the person
                           ------------------
______ whose name __________ subscribed to the within instrument and acknowledged that HE executed the same, WITNESSS my hand and official seal.
                  --


Signature /s/ Janice M. Webb
          ------------------
          JANICE M. WEBB

                                  EXHIBIT "B"

ALL THAT CERTAIN REAL PROPERTY IN THE CITY OF SUNNYVALE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

All of Parcel A, as shown upon that certain map entitled, "Parcel Map being a resubdivision of Parcel 2 as shown on that certain map recorded March 1, 1978, in Book 413 of Maps at Page 54 - Santa Clara County Records", which map was filed for record in the office of the recorder of the County of Santa Clara, State of California, on October 29, 1979, in Book 452 of Maps, at page 32.

                                   EXHIBIT E

                             Work Letter Agreement
                             ---------------------

This Exhibit E is attached to and made a part of that certain Lease (the "Lease") dated March 4, 1997, by and between Limar Realty Corp. #8 as Landlord and Infoseek Corporation as Tenant

This Work Letter Agreement supplements the Lease covering certain Premises (the "Premises") described in the Lease. All terms not defined herein shall have the same meaning as set forth In the Lease.

1.     Construction of Premises

1.1 Landlord shall furnish and install within the Premises those items of general construction (the "AGGREGATE IMPROVEMENTS") shown on the plans and specifications finally approved by Landlord and Tenant, pursuant to
       (P)12. below ("FINAL PLANS") In compliance with all applicable codes and regulations. All Tenant Building Work (as defined below) shall be constructed pursuant to this Work Letter and shall be performed only by Landlord's contractor.

2.     Construction Plans for Premises

       All plans and drawings required by this (P)2. shall be prepared in accordance with the schedule provided in (P)5. below.

2.1    Preparation of Space Plan

       Landlord's architect will prepare or has prepared, at Landlord's expense, a preliminary space plan ("Preliminary Plan") for the Premises. If the Preliminary Plan has been prepared, it is attached hereto as Exhibit E-1 and is deemed approved by Landlord and Tenant. The Tenant's Design Development Drawings and Final Plans (as described below) shall be prepared in agreement with the Preliminary Plan. Tenant agrees to cooperate with the Landlord's architect and engineers who, based upon the Preliminary Plan or upon other input from Tenant, shall prepare detailed space plans sufficient to convey the architectural design of the Premises, including preliminary partition layout and reflective ceiling plans ("TENANT'S DESIGN DEVELOPMENT DRAWINGS"). Tenant's Design Development Drawings shall be submitted to Tenant for approval. If Tenant shall disapprove of any portion of Tenant's Design Development Drawings, Tenant shall advise Landlord of such revisions, and reasons therefore. Landlord shall then submit to Tenant for Tenant's approval a redesign of Tenant's Design Development Drawings, incorporating those revisions requested by Tenant and approved by Landlord. Landlord shall have the final right to approve Tenant's Design Development Drawings.

2.2    Preparation of Final Plans

       Based on Tenant's Design Development Drawings Landlord shall cause its architect and engineer to prepare, as appropriate, architectural plans, drawings and specifications and mechanical and electrical working drawings for (i) all of the Premises showing the subdivision, layout, finish and decoration work (including carpeting and other floor coverings) desired by the Tenant and (ii) any internal or external communications or special utility facilities which will require conduiting or other improvements within common areas (collectively, "FINAL PLANS"; the work shown thereon being called the "TENANT BUILDING WORK"). Tenant's Final Plans shall be approved in the same manner as provided in (P)2.1. above for approval of Tenant's Design Development Drawings.

2.3    Requirements of Tenant's Final Plans
       Tenant's Final Plans shall:

       (i) Be compatible with the Building shell and with the design, construction and equipment of the Building;

       (ii) Comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction;

       (iii) Comply with all applicable insurance regulations for the Building; and

       (iv)  Include locations and complete dimensions.

2.4    Changes at Tenant's Expense

       The cost of any changes to Tenant's Preliminary Plan, Tenant's Design Development Drawing and Final Plans required by Tenant after Tenant has approved them shall be charged against Tenant. The cost thereof shall include all direct architectural and/or engineering fees and expenses and construction costs in connection therewith, as well as including compensation by Tenant for the costs of any delays which arise from such changes, such as costs including but not limited to lost Rent.

                                   EXHIBIT E

                             Work Letter Agreement
                             ---------------------
                                  (continued)


3.     ALLOWANCE FOR WORK

3.1 Landlord shall pay for the Tenant Building Work in accordance with the Final Plans approved by Landlord. All items of Tenant Building Work (but not Tenant's trade fixtures) shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of this Lease.

4.     CONSTRUCTION

4.1 Following Landlord's approval of the Final Plans and the cost of Tenant Building Work, a contractor or contractors selected by Landlord shall commence and diligently proceed with the construction of all of the Tenant Building Work, subject to delays beyond the reasonable control of the Landlord or its contractor or subcontractors. Promptly upon the commencement of the Tenant Building Work, Landlord shall furnish Tenant with a schedule setting forth the projected completion dates therefore and showing deadlines for any actions required to be taken by Tenant during construction, and Landlord may from time to time during the prosecution of the Tenant Building Work modify or amend such schedule due to delays encountered by Landlord. Landlord shall make a reasonable effort to meet such a schedule (as the same may be modified or amended).

5.     SCHEDULE

       Preparation and approval of Final Plans by both parties shall proceed in a timely manner and each action shall be completed as soon as practically possible.

6.     DELAYS

       The Term of the Lease shall not commence until Landlord has substantially completed all work to be performed by Landlord in this Work Letter Agreement; provided, however, that If Landlord shall be delayed in substantially completing said Work as a result of any of the following 'Tenant Delays':

       (i) Tenant's failure to complete any action item on or before the due date which is the responsibility of Tenant, or

      (ii)    Tenant's changes to Final Plans after the final approval date, or

      (iii) Tenant's request for materials, finishes, or installations other than as approved by Landlord,

      Then as soon as reasonably possible following the Commencement Date, Landlord shall provide to Tenant a reasonably detailed statement of the number of days of net Tenant Delays, determined on a critical path basis, and Tenant shall pay to Landlord, as Additional Rent under this Lease, the product of the per diem Rent times the number of days of such net Tenant Delays, such payment to be made within thirty (30) days of the receipt of the invoice from Landlord together with said detailed statement.


      [Initials]                                   [Initials]
      -------------------                          -----------------
      Landlord's Initials                          Tenant's Initials

                            FIRST AMENDMENT TO LEASE

This First Amendment. To Lease is made and entered into this 9th day of June, 1997, by and between Limar Realty Corp. #8 ("Landlord") and Infoseek Corporation ("Tenant").
                                    RECITALS

This First Amendment To Lease (the "First Amendment") is made with reference to and in reliance upon the following facts:

A. Landlord and Tenant are parties to that certain Lease dated March 4, 1997, (the "Lease") pursuant to which Tenant leased from Landlord certain space (the "Premises") located at 1399 Moffett Park Drive, Sunnyvale, California.

B. Landlord and Tenant wish to modify some of the provisions of the Lease including without limitation the Premises Area, Base Rent, Security Deposit and Tenant's Share of Building and wish to establish the exact Commencement Date and Expiration Date of the Lease.

THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. BASIC LEASE TERMS: The Basic Lease Terms as set forth in (P)1. of the Lease are hereby deleted and are replaced in its entirety with the following:
        A.    DATE OF LEASE:                             March 4, 1997

              TENANT:                                    Infoseek Corporation, a California corporation

              ADDRESS (OF THE PREMISES):                 1399 Moffett Park Drive, Sunnyvale, CA 94086

              ADDRESS (FOR NOTICES):                     (Please provide if other than the Premises)

         B.   LANDLORD:                                  Limar Realty Corp. #8

              ADDRESS (FOR NOTICES):                     1730 So. El Camino Real, Suite 400
                                                         San Mateo, CA 94402

         C.   TENANTS USE OF PREMISES:                   Office and related research/development activities.

         D.   PREMISES AREA:                             1) Initial Premises: 47,096 Rentable Square Feet
                                                            consisting of Building A and the First Floor of Building B.
                                                         2) Must Take Premises: 11,106 Rentable Square Feet consisting of the
                                                            Second Floor of Building B.

         E.   BUILDING:                                  1399 Moffett Park Drive, Sunnyvale, CA 94086

         F.   INSURING PARTY:                            Landlord is the "INSURING PARTY" unless otherwise stated herein.

         G.   TERM OR INITIAL TERM (inclusive):
                             Commencement Date:          May 14, 1997 ("Commencement Date")
                             Expiration Date:            November 13, 2002 ("Expiration Date")
                             Number of Months:           Sixty-six (66) Months

         H.   TENANT'S SHARE OF BUILDING:                63.33% (58,202 sq. ft./91,900 sq. ft.)

         L    TENANTS NUMBER OF PARKING SPACES:          4.2 Spaces per 1,000 Rentable Square Feet of Leased area.

         J.   INITIAL BASE RENT:                        Initial Premises:                  $68,289.20 per month.
                                                        Must Take Premises:                $16,103.70 per month.

         K.   BASE RENT ADJUSTMENT:

              A)   COST OF LIVING. Intentionally deleted.

              B)   STEP INCREASE. The step adjustment provisions of (P)4.b. apply for the periods shown below:

                                                                       MONTHLY BASE RENT AMOUNT
               PERIODS (INCLUSIVE)                                   (58,202 RENTABLE SQUARE FEET)
               ------------------                                    -----------------------------
               Month 13 - Month 24                                             $ 87,303.00
               Month 25 - Month 36                                             $ 90,213.10
               Month 37 - Month 48                                             $ 93,123.20
               Month 49 - Month 60                                             $ 96,033.30
               Month 61-  Month 66                                             $ 98,943.40

         L.   TOTAL TERM BASE RENT:                $5,909,824.20. (Total term of 66 Months and assumes the Must
                                                                   Take Premises commences with the seventh Lease month.)

         M.   PREPAID BASE RENT:                   $68,289.20 in payment of the first months rent.

         N.   SECURITY DEPOSIT:                    $421,964.50

         O.   BROKER(S):                           BT Commercial Real Estate (Landlord) & Bishop Hawk, Inc.
                                                  (Tenant)

              EXHIBITS:                           Exhibits lettered "A" through "E", attached to the Lease dated March 4, 1997 are made a part hereof.

2. OPERATING EXPENSES: The provisions of (P)13.a. of the Lease are hereby deleted and replaced in its entirety with the following:

    A. PAYMENT BY TENANT: During the Term of this Lease, Tenant shall pay to Landlord, as additional Rent, on a monthly basis, Tenant's Share of the Operating Expenses of the Property, except that until Rent has commenced on the Must Take Space in accordance with (P)29.b., Tenant's Share shall be limited to 51.25% (47,096 sq.ft/9l,900 sq.ft.).

3.  COMMENCEMENT DATE AND EXPIRATION DATE: The provisions of (P)29.
    of the Lease are hereby deleted and replaced in its entirety with the following:

    A. INITIAL PREMISES: The Term of the Lease as to the Initial Premises containing 47,096 rentable square feet as outlined on Exhibit A attached to the Lease dated March 4, 1997 shall commence on May 14, 1997 (the "COMMENCEMENT DATE").

    B.   MUST TAKE PREMISES: The Term of the Lease (and the commencement of
         Rent) as to the Must Take Premises consisting of 11,106 rentable square feet as outlined on Exhibit A attached to the Lease dated March 4, 1997 shall commence upon the earlier of: (i) Tenant's actual move in of personnel to the Must Take Premises, or (ii) November 14, 1997.

    C.   EXPIRATION DATE: The Expiration Date shall be November 13, 2002.

4. SECURITY DEPOSIT: The provisions of (P)30. of the Lease are hereby deleted and replaced in its entirety with the following:

         Notwithstanding the provisions of (P)5. of the Lease, Tenant shall provide a Security Deposit of $421,964.50 which is equal to five (5) month's Initial Base Rent on the Initial Premises and Must Take Premises. Commencing with the second Lease year, provided Tenant is not then in default and that Tenants equity public market capitalization is then at least $180 million, the amount of the Security Deposit shall be reduced at the commencement of the following Lease years so that the Security Deposit is as follows:

                                                    SECURITY DEPOSIT =
         LEASE YEAR #                        # MONTHS OF THEN CURRENT RENT
         ------------                        -----------------------------
             2                              4 Months @ $87,303.00 per Month

             3                              3 Months @ $90,213.10 per Month

             4                              2 Months @ $93,123.20 per Month

    However, if at any time and from time to time during the Lease Term, Tenant's equity public market capitalization is less than $180 million, the amount of the Security Deposit shall be increased within thirty (30) calendar days thereafter to an amount equal to five (5) months of then current Rent, subject to Tenant still being able to have the Security Deposit reduced per the table above if Tenants equity public market capitalization is later restored to more than $180 million.

All other terms and conditions of said Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT                                    LANDLORD

INFOSEEK CORPORATION                      LIMAR REALTY CORP. #8

By:  /s/ Andrew E. Newton                 By: /s/ Thedore H. Kruttschnitt
   ----------------------                    ----------------------------


Print Name:   Andrew E. Newton            Print Name: Theodre H. Kruttschnitt
           ----------------------                     -----------------------

Its: Vice President & General Counsel      Its:  President
      --------------------------------          ---------------

                                   EXHIBIT B

           Depiction of Subleased Premises and Sublease Common Areas

                                   [Attached]

                       1399 MOFFETT PARK DRIVE, SUNNYVALE
                                  BUILDING "C"
                              29408 TOTAL SQ. FT.

                         [FLOOR PLAN OF FIRST FLOOR]

                        [FLOOR PLAN OF SECOND FLOOR]

                                   EXHIBIT C
                           Depiction of Demising Wall
                   [DEPICTION OF DEMISING WALL APPEARS HERE]

                                      -48-